Exhibit 99.1

  GRANITE CONSTRUCTION INCORPORATED REPORTS RECORD SECOND QUARTER 2006 RESULTS;
                  TOTAL COMPANY OPERATING INCOME INCREASES 66%

    WATSONVILLE, Calif., July 26 /PRNewswire-FirstCall/ -- Granite Construction Incorporated (NYSE: GVA) today announced its results for the second quarter ended June 30, 2006. The Company reported net income for the quarter of $33.3 million, or $0.80 per diluted share. This compares with net income of $15.0 million, or $0.36 per diluted share for the same period last year. For the six-month period ended June 30, 2006, net income was $31.9 million or $0.77 per share on a diluted basis compared with $6.7 million or $0.16 per share for the same period in 2005.

    William G. Dorey, president and chief executive officer, said, "Our second quarter results are a product of a tremendous performance turned in by our Branch Division and their ability to capitalize on a very strong market in the West. Our building season in the West is clearly off to a record start with demand for our construction services and aggregate materials healthier than we have experienced in many years. This strong marketplace is supporting price increases for our aggregate materials as well as higher gross profit margins in our construction business."

    "While we were very pleased with our Branch Division results, as well as our overall company performance, the quarter was negatively impacted by disappointing financial results in our Heavy Construction Division (HCD). We believe there is considerable upside to this business and we remain committed to our strategy to improve the division's overall profitability," said Dorey.

    He added, "As a result of our second quarter performance, operating cash flow continues to improve, which is contributing to an already strong balance sheet. We continue to look for opportunities to expand our aggregate business and are pleased to have the financial capacity to support our growth goals."

    Operating Results - Quarter and Year-To-Date

    For the second quarter of 2006, total revenue increased 20% to $812.0 million compared with $676.7 million a year ago. Total gross profit as a percent of revenue for the second quarter 2006 increased to 11.5% compared with 11.3% for the same period last year. Operating income increased to $48.2 million for the second quarter of 2006 compared with $29.0 million for the second quarter of 2005.

    Other income for the quarter ended June 30, 2006 was positively impacted by the gain of approximately $3.2 million from the sale of gold, which is a by-product of one of our aggregate mining operations and held for investment. Additionally, interest income significantly increased in the quarter as a result of higher average yield on a higher level of interest bearing investments.

    For the six-month period ended June 30, 2006, revenue for the Company totaled $1.3 billion compared with $1.1 billion for the same period last year. Total gross profit as a percent of revenue for the six months ended June 30, 2006 increased to 10.2% compared with 9.4% last year. Operating income for the six month period increased to $44.4 million compared with $17.1 million for the same period in 2005.

    Total Company backlog at June 30, 2006 remained flat at $2.5 billion compared to a year ago. New awards for the second quarter 2006 include a joint venture bridge project in Louisiana for $348 million, of which Granite's portion is $87 million.

    Also included in operating income for the three- and six-month periods ended June 30, 2006 are approximately $16.7 million and $15.5 million, respectively, related to the sales of certain real estate development assets associated with the Company's Granite Land Company subsidiary. Our minority partners' share of this income is approximately $8.0 million for both the three- and six-month periods ended June 30, 2006.

    Results by Segment

    HCD revenue for the quarter totaled $307.1 million versus $276.3 million for the same period last year. HCD backlog decreased $338.0 million to $1.5 billion compared with $1.9 billion for the same period last year. Gross margin as a percent of revenue was a loss of 3.7% compared with a profit of 5.5% in the prior period. This decrease reflects a net reduction of gross profit of approximately $27.1 million resulting from changes in estimates of project profitability compared with a net reduction of $11.0 million in the second quarter 2005. Largely as a product of these estimate changes in the second quarter 2006, operating loss for HCD totaled $18.9 million compared with operating income of $8.0 million for the same period in 2005.

    For the six-month period ended June 30, 2006, HCD revenue totaled $551.9 million compared with $478.2 million for the same period last year. Gross margin as a percent of revenue for the six months ended June 30, 2006 was a loss of 2.6% compared with a profit of 4.7% last year. Operating loss for HCD totaled $31.0 million for the six-month period compared with operating income of $6.7 million for the same period in 2005.

    Branch Division revenue for the quarter totaled $471.3 million, an increase of $71.1 million or 18% over the same period in 2005. Backlog for the Branch Division increased to $978.4 million compared with $647.9 million for the second quarter 2005. Gross profit as a percent of revenue increased for the second quarter 2006 to 18.4% compared with 15.4% for the second quarter 2005 due to an increase in profitability on our construction work and the sales of our construction materials. Branch Division operating income increased $31.0 million for the quarter to $61.5 million compared with $30.5 million for the second quarter last year. Second quarter 2005 operating results for the Branch Division include a $9.3 million provision for a legal judgment.

    For the six-month period ended June 30, 2006, Branch Division revenue totaled $722.4 million compared with $618.9 million for the same period last year. Gross profit as a percent of revenue for the six months ended June 30, 2006 increased to 18.1% compared with 13.2% last year. Operating income for the division increased to $80.3 million for the same period compared with $29.5 million in 2005.

    Outlook

    The Company anticipates that the current healthy public sector bidding environment for its Branch Division will continue through 2006 and will likely offset any impact from the slowdown in its residential site development business. Therefore, the Company now expects 2006 operating income for the Branch Division to exceed the record level reached in 2005. Given the performance through the end of the second quarter, the Company now expects 2006 operating results for HCD to be break even, provided several HCD projects reach the percentage of completion threshold needed for profit recognition.

    Second Quarter Conference Call Information

    The Company will host a conference call on Thursday, July 27, 2006, at 11:00 a.m. Eastern time. Investors and other interested parties may access the call live by dialing (877) 864-2735 in the U.S. and Canada. For international listeners, dial (706) 634-7039. The conference ID is 1673829. A live Webcast will also be available via the Internet at www.graniteconstruction.com. The conference call will be recorded and available for replay approximately two hours after the call through August 4, 2006. In the U.S. and Canada, dial (800) 642-1687. For international listeners, dial (706) 645-9291. An audio archive of the call will also be available on the Company's website.

    Granite, a member of the S&P 400 Midcap Index, the Domini 400 Social Index and the Russell 2000, is one of the nation's largest diversified heavy civil contractors and construction materials producers. Granite Construction serves public and private sector clients through its offices nationwide. For more information about the company, please visit their website at www.graniteconstruction.com.

    This press release contains forward-looking statements, such as statements related to the existence of bidding opportunities and economic conditions on the Company's future results. Additionally, forward-looking statements include statements that can be identified by the use of forward-looking terminology such as "believes," "expects," "appears," "may," "will," "should," "look for," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. All such forward-looking statements are subject to risks and uncertainties that could cause actual results of operations and financial condition and other events to differ materially from those expressed or implied in such forward-looking statements. Specific risk factors include, without limitation, changes in the composition of applicable federal and state legislation appropriation committees; federal and state appropriation changes for infrastructure spending; the general state of the economy; job productivity; accuracy of project estimates; weather conditions; competition and pricing pressures; and state referendums and initiatives. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Granite undertakes no obligation to revise or update publicly any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

    For further information regarding risks and uncertainties associated with Granite's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Quantitative and Qualitative Disclosures About Market Risk" sections of Granite's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Granite's investor relations department at (831) 724-1011 or at Granite's website at www.graniteconstruction.com.

                        GRANITE CONSTRUCTION INCORPORATED
                          COMPARATIVE FINANCIAL SUMMARY
                (Unaudited - In Thousands, Except Per Share Data)

                                                     Three Months Ended
                                                          June 30,                           Variance
                                                -----------------------------     -----------------------------
                                                    2006             2005            Amount          Percent
                                                ------------     ------------     ------------     ------------
Revenue
    Construction                                $    703,486     $    592,128     $    111,358             18.8
    Material sales                              $    108,551     $     84,576     $     23,975             28.3
      Total revenue                             $    812,037     $    676,704     $    135,333             20.0
Cost of revenue
    Construction                                $    638,253     $    534,431     $   (103,822)           (19.4)
    Material sales                              $     80,674     $     65,566     $    (15,108)           (23.0)
      Total cost of revenue                     $    718,927     $    599,997     $   (118,930)           (19.8)
Gross profit                                    $     93,110     $     76,707     $     16,403             21.4
    Gross profit as a percent of revenue                11.5%            11.3%             0.2%              --
General and administrative
 expenses                                       $     48,935     $     40,606     $     (8,329)           (20.5)
    G&A expenses as a percent of revenue                 6.0%             6.0%              --               --
Provision for legal judgment                              --     $      9,300     $      9,300            100.0
Gain on sales of property and equipment         $      4,049     $      2,189     $      1,860             85.0
Other income (expense)
    Interest income                             $      4,944     $      1,968     $      2,976             ****
    Interest expense                            $     (1,391)    $     (1,636)    $        245             15.0
    Equity in income (loss) of affiliates       $        828     $        (17)    $        845             ****
Other, net                                      $      3,314     $       (651)    $      3,965             ****
      Total other
       income (expense)                         $      7,695     $       (336)    $      8,031             ****

Income before provision
 for income taxes and
 minority interest                              $     55,919     $     28,654     $     27,265             95.2
Minority interest                               $     (5,585)    $     (5,480)    $       (105)            (1.9)
Net income                                      $     33,289     $     14,954     $     18,335             ****

Net income per share:
    Basic                                       $       0.81     $       0.37     $       0.44             ****
    Diluted                                     $       0.80     $       0.36     $       0.44             ****
Weighted average shares of common stock:
    Basic                                             40,896           40,638              258              0.6
    Diluted                                           41,466           41,212              254              0.6

                                                     Six Months Ended
                                                          June 30,                           Variance
                                                -----------------------------     -----------------------------
                                                    2006             2005            Amount          Percent
                                                ------------     ------------     ------------     ------------
Revenue
    Construction                                $  1,137,824     $    966,841     $    170,983             17.7
    Material sales                              $    170,181     $    130,797     $     39,384             30.1
       Total revenue                            $  1,308,005     $  1,097,638     $    210,367             19.2
Cost of revenue
    Construction                                $  1,042,213     $    888,812     $   (153,401)           (17.3)
    Material sales                              $    132,447     $    105,179     $    (27,268)           (25.9)
       Total cost of revenue                    $  1,174,660     $    993,991     $   (180,669)           (18.2)
Gross profit                                    $    133,345     $    103,647     $     29,698             28.7
    Gross profit as a percent of revenue                10.2%             9.4%             0.8%              --
General and administrative
 expenses                                       $     97,191     $     79,476     $    (17,715)           (22.3)
    G&A expenses as a percent of revenue                 7.4%             7.2%            (0.2)%             --
Provision for legal judgment                              --     $      9,300     $      9,300            100.0
Gain on sales of property and equipment         $      8,287     $      2,215     $      6,072             ****
Other income (expense)
    Interest income                             $      9,677     $      4,127     $      5,550             ****
    Interest expense                            $     (2,786)    $     (3,667)    $        881             24.0
    Equity in income
     (loss) of affiliates                       $        751     $        (77)    $        828             ****
    Other, net                                  $      2,708     $       (724)    $      3,432             ****
       Total other income (expense)             $     10,350     $       (341)    $     10,691             ****

Income before provision
 for income taxes and
 minority interest                              $     54,791     $     16,745     $     38,046             ****
Minority interest                               $     (6,652)    $     (5,530)    $     (1,122)           (20.3)
Net income                                      $     31,867     $      6,687     $     25,180             ****

Net income per share:
    Basic                                       $       0.78     $       0.16     $       0.62             ****
    Diluted                                     $       0.77     $       0.16     $       0.61             ****
Weighted average shares of common stock:
    Basic                                             40,818           40,562              256              0.6
    Diluted                                           41,378           41,118              260              0.6

**** Represents percentages greater than 100%

                        GRANITE CONSTRUCTION INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           (Unaudited - In thousands, except share and per share data)

                                                                 June 30,     December 31,
                                                                   2006           2005
                                                               ------------   ------------
                                     Assets
Current assets
   Cash and cash equivalents                                   $    304,976   $    199,881
   Short-term marketable securities                                  74,775         68,540
   Accounts receivable, net                                         530,882        476,453
   Costs and estimated earnings in
    excess of billings                                               32,882         43,660
   Inventories                                                       39,532         33,161
   Real estate held for sale                                         42,572         46,889
   Deferred income taxes                                             22,830         22,996
   Equity in construction joint
    ventures                                                         31,641         27,408
   Other current assets                                              47,373         57,960

       Total current assets                                       1,127,463        976,948

Property and equipment, net                                         419,757        397,111

Long-term marketable securities                                      47,688         32,960

Investment in affiliates                                             16,076         15,855

Other assets                                                         46,313         49,356

             Total assets                                      $  1,657,297   $  1,472,230

                   Liabilities and Shareholders' Equity

Current liabilities
   Current maturities of long-term debt                        $     29,424   $     26,888
   Accounts payable                                                 309,199        232,807
   Billings in excess of costs and estimated earnings               278,499        208,883
   Accrued expenses and other current liabilities                   178,989        140,569

       Total current liabilities                                    796,111        609,147

Long-term debt                                                      105,757        124,415

Other long-term liabilities                                          53,885         46,556

Deferred income taxes                                                37,325         37,325

Minority interest in consolidated
 subsidiaries                                                        18,741         33,227

Shareholders' equity
   Preferred stock, $0.01 par value,
    authorized
      3,000,000 shares; none
       outstanding                                                       --             --
   Common stock, $0.01 par value,
    authorized 100,000,000
      shares; issued and outstanding
       41,836,889 shares in
      2006 and 41,682,010 shares in 2005                                418            417
   Additional paid-in capital                                        70,636         80,619
   Retained earnings                                                572,601        549,101
   Accumulated other comprehensive income                             1,823          1,602
   Unearned compensation                                                 --        (10,179)

       Total shareholders' equity                                   645,478        621,560

             Total liabilities and
              shareholders' equity                             $  1,657,297   $  1,472,230

                                                                 June 30,     December 31,
Financial Position                                                 2006           2005
------------------------------------------------------------   ------------   ------------
Working capital                                                $    331,352   $    367,801
Current ratio                                                          1.42           1.60
Debt to total capitalization                                           0.17           0.20
Total liabilities to equity ratio                                      1.57           1.37

                        GRANITE CONSTRUCTION INCORPORATED
                          REVENUE AND BACKLOG ANALYSIS
                       (Unaudited - Dollars In Thousands)

                                BY MARKET SECTOR

                                     Revenue

                            Three Months Ended June 30,            Variance
                            ---------------------------   ---------------------------
                                2006           2005          Amount         Percent
                            ------------   ------------   ------------   ------------
Public Sector               $    554,059   $    466,509   $     87,550           18.8
Private Sector                   115,778        125,363         (9,585)          (7.6)
Aggregate sales                  108,551         84,575         23,976           28.3
Other                             33,649            257         33,392           ****
                            $    812,037   $    676,704   $    135,333           20.0

                                     Backlog

                                      June 30,                     Variance
                            ---------------------------   ---------------------------
                                2006            2005          Amount        Percent
                            ------------   ------------   ------------   ------------
Public Sector               $  2,175,021   $  2,250,792   $    (75,771)          (3.4)
Private Sector                   317,845        249,515         68,330           27.4
                            $  2,492,866   $  2,500,307   $     (7,441)          (0.3)

                                BY GEOGRAPHIC AREA

                                     Revenue

                            Three Months Ended June 30,            Variance
                            ---------------------------   ---------------------------
                                2006           2005          Amount         Percent
                            ------------   ------------   ------------   ------------
California                  $    333,215   $    259,449   $     73,766           28.4
West (Excl. CA)                  246,901        208,847         38,054           18.2
Midwest                           19,162         28,457         (9,295)         (32.7)
Northeast                         75,575         77,700         (2,125)          (2.7)
South                            137,184        102,251         34,933           34.2
                            $    812,037   $    676,704   $    135,333           20.0

                                     Backlog

                                      June 30,                     Variance
                            ---------------------------   ---------------------------
                                2006            2005          Amount        Percent
                            ------------   ------------   ------------   ------------
California                  $    655,071   $    576,783   $     78,288           13.6
West (Excl. CA)                  723,387        380,632        342,755           90.0
Midwest                           17,134         85,915        (68,781)         (80.1)
Northeast                        312,105        636,723       (324,618)         (51.0)
South                            785,169        820,254        (35,085)          (4.3)
                            $  2,492,866   $  2,500,307   $     (7,441)          (0.3)

**** Represents percentages greater than 100%

SOURCE  Granite Construction Incorporated
    -0-                             07/26/2006
    /CONTACT: Investor Relations, Jacque Underdown, +1-831-761-4741, or Jacque.Underdown@gcinc.com/
    /Web site:  http://www.graniteconstruction.com/